UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 3, 2006

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Electronic Arts Inc. has filed this Current Report on Form 8-K to report that, on February 28, 2006, Stephen G. Bené, EA’s Senior Vice President, General Counsel and Secretary, and Gerhard Florin, EA’s Executive Vice President, General Manager, International Publishing, established pre-arranged stock trading plans in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and EA’s policies regarding stock transactions by directors, executive officers and other employees. Under Mr. Bené’s 10b5-1 plan, up to a total of 42,000 shares of EA common stock subject to options held by Mr. Bené may be sold on his behalf at prevailing market prices (but not below predetermined target prices). These sales may take place periodically through February 15, 2008. Under Dr. Florin’s 10b5-1 plans, up to a total of 159,473 shares of EA common stock subject to options held by Dr. Florin may be sold on his behalf at prevailing market prices (but not below predetermined target prices). These sales may take place periodically through May 30, 2009. Transactions under Mr. Bené’s and Dr. Florin’s 10b5-1 plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: March 3, 2006	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President,
General Counsel and Secretary